Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2011 relating to the consolidated financial statements which appears in the Annual Report on Form 10-K for the year ended December 31, 2010 of OptimumBank Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Hacker Johnson and Smith P.A.

HACKER, JOHNSON & SMITH PA

Fort Lauderdale, Florida

February 14, 2012